Exhibit 10.3

                AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER

           THIS AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER dated as of December 24, 2001, pursuant to Article 5.01 of the Texas Business Corporation Act (the "Texas Act"), by and between Texas Commercial Resources, Inc., a Texas corporation ("TCRI 1"), and Texas Commercial Resources, Inc., a Texas corporation formerly known as EZUtilities, Corp. ("TCRI 2"), such corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:

           WHEREAS, TCRI 1 is a corporation duly organized and validly existing under the laws of Texas having (i) its registered office in the State of Texas at 3223 Louisiana, Suite 120, Houston, Texas 77006, with the name of its registered agent at such address being Karen M. Russo, and (ii) an authorized capital stock consisting of 120,000,000 shares of common stock, par value $0.001 per share (the "TCRI 1 Common Stock"), of which 2,261,483 shares are issued, outstanding and owned at the date hereof and 20,000,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding at the date hereof; and

           WHEREAS, TCRI 2 is a corporation duly organized and validly existing under the laws of Texas having (i) its registered office in the State of Texas at 7500 San Felipe, Suite 475, Houston, Texas 77063, with the name of its registered agent at such address being Henry Schulle, and (ii) an authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "TCRI 2 Common Stock"), of which 9,081,400 shares are issued and outstanding at the date hereof, and 7,349,820 shares of which are owned by TCRI 1, and 20,000,000 shares of preferred stock, par value $1.00 per shares, none of which are outstanding at the date hereof; and

           WHEREAS, the respective Boards of Directors of TCRI 1 and TCRI 2 deem it advisable and in the best interests of the Constituent Corporations that TCRI 1 be merged with and into TCRI 2 (the corporation surviving such merger being hereinafter sometimes referred to as the "Surviving Corporation"), as authorized by the Texas Act and pursuant to the terms and conditions hereinafter set forth, and each such Board of Directors has duly approved this Plan and Agreement of Merger;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the merger of TCRI 1 with and into TCRI 2 (the "Merger"), the mode of carrying the Merger into effect, the manner and basis of converting the shares of stock of each of the Constituent Corporations into shares of stock of the Surviving Corporation and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Plan and Agreement of Merger by the requisite vote of the shareholders of each of the Constituent Corporations and subject to the terms and conditions set forth herein, as follows:


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           1. Name of Corporation Surviving the Merger. At the Effective Time of
         the Merger (as hereinafter defined) TCRI 1 shall be merged with and into TCRI 2, which shall not be a new corporation but which shall continue its corporate existence as a Texas corporation to be governed by the laws of Texas, and the Surviving Corporation shall continue to be named "Texas Commercial Resources, Inc."

           2. Certain Terms and Conditions of the Merger. Certain of the terms and conditions of the Merger (in addition to those set forth elsewhere in this Plan and Agreement of Merger) are as follows:

           (a) At the Effective Time of the Merger the Constituent Corporations shall be merged into a single corporation, which shall be the Surviving Corporation.

           (b) At the Effective Time of the Merger the separate existence of TCRI 1 shall cease.

           (c) At the Effective Time of the Merger the Surviving Corporation shall, without transfer, thereupon and thereafter possess all of the rights, privileges, immunities, powers, and franchises, of a public as well as a private nature, and be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations; and all real, personal, and mixed property and all debts due (on whatever account, for stock subscriptions as well as for all other choses in action and all and every other interest, of or belonging to each of the Constituent Corporations) to either of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers, franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as effectually as if they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by the Surviving Corporation.

           (d) All corporate acts, plans, policies, contracts, approval, and authorizations of TCRI 1 and its shareholders, Board of Directors, committees elected or appointed by its Board of Directors, officers, and agents that were valid and effective immediately prior to the Effective Time of the Merger shall be taken for all purposes as the acts, plans, policies, contracts, approvals, and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to TCRI 1. Any employees of TCRI 1 at the Effective Time of the Merger shall become the employees of the Surviving Corporation.

           (e) The Constituent Corporations do hereby certify and agree that at and after the Effective Time of the Merger the Surviving Corporation may be served with process in the State of Texas in any proceedings for enforcement of any obligation of TCRI 1 as well as for enforcement of any obligation of TCRI 2 arising from the Merger, and in any proceeding for the enforcement of the rights of a dissenting shareholder of TCRI 1 against the Surviving Corporation; the Constituent Corporations do hereby irrevocably appoint the Secretary of State of the State of Texas as the agent of the Surviving Corporation to accept service of process in any such suit or other proceeding; and the Surviving Corporation agrees that it will promptly pay to the dissenting shareholders of TCRI 1 the amount, if any, to which they shall be entitled under the Texas Act with respect to the rights of dissenting shareholders.

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           3. Directors and officers. The directors and officers of TCRI 2 immediately prior to the Effective Time of the Merger shall be and constitute the directors and officers of the Surviving Corporation, to serve in accordance with the By-laws of the Surviving Corporation until their respective successors shall have been duly elected and qualified.

           4. Articles of Incorporation and By-laws. The Articles of Incorporation and By-laws of the Surviving Corporation shall be as follows:

           (a) The Articles of Incorporation of TCRI 2, as constituted and in effect immediately prior to the Effective Time of the Merger, shall, from and after the Effective Time of the Merger, be and constitute the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

           (b) The By-laws of TCRI 2 as constituted and in effect immediately prior to the Effective Time of the Merger shall, from and after the Effective Time of the Merger, be and constitute the By-laws of the Surviving Corporation until amended in the manner provided by law.

           5. Manner and Basis of Converting Stock. The manner and basis of converting the shares of capital stock of each of the Constituent Corporations into shares of capital stock of the Surviving Corporation and the mode of carrying the Merger into effect are as follows:

           (a) Each share of TCRI 2 Common Stock issued and outstanding immediately prior to the Effective Time of the merger, except for shares of TCRI 2 Common Stock owned by TCRI 1, shall, without any action on the part of any shareholder, remain issued and outstanding from and after the Effective Time of the Merger and shall represent one share of the Common Stock of the Surviving Corporation, fully paid and nonassessable.

           (b) Each share of TCRI 2 Common Stock held by TCRI 1 immediately prior to the Effective Time of the Merger shall, at the Effective Time of the Merger, cease to exist and the certificates representing such shares of TCRI 2 Common Stock shall, as promptly as practicable, be cancelled and no stock of the Surviving Corporation shall be issued on account thereof.

                     (c) At the Effective Time of the Merger, all shares of TCRI 1 Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (except for shares of TCRI 1 Common Stock held as treasury shares of TCRI 1, all of which shall cease to exist and be cancelled) shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be converted into and shall thereafter be exchangeable for shares of TCRI Common Stock, with each such share of TCRI 1 Common Stock being converted into three and one-quarter (3.25) shares of TCRI 2 Common Stock. After the Effective Time of the Merger, each holder of an outstanding certificate or certificates representing shares of TCRI 1 Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (excluding shares held as treasury shares by TCRI 1) may surrender such certificate or certificates to Surviving Corporation along with such other documents as may be deemed necessary by the Surviving Corporation effectively to surrender and exchange such certificate or certificates. As promptly as practical after such surrender, each such holder shall receive from the Surviving Corporation, in exchange for such certificate or certificates so surrendered, a certificate representing the number of shares of TCRI 2 Common Stock into which the share of TCRI 1 Common Stock so surrendered shall have been converted as aforesaid, all fractional shares to be rounded to the nearest hundredth of a share.

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                     (d) Until surrendered and exchanged pursuant hereto, each
           certificate that immediately prior to the Effective Time of the Merger represented outstanding shares of TCRI 1 Common Stock (but not certificates representing shares held as treasury shares by TCRI 1) shall be deemed for all corporate purposes of the Surviving Corporation, subject, however, to the other provisions of this
           Section 5, to evidence the ownership of the number of shares of TCRI 2 Common Stock into which the shares of TCRI 1 Common Stock represented thereby shall have been converted. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of TCRI 2 Common Stock at any time subsequent to the Effective Time of the Merger shall be paid or delivered to the holder of any certificate that at the Effective Time of the Merger represented TCRI 1 Common Stock unless and until such certificate is surrendered to the Surviving Corporation. However, upon such surrender there shall be paid or delivered to the initial holder of record of the certificate or certificates for TCRI 2 Common Stock issued in exchange therefor, the amount of cash, a certificate representing the number of shares of TCRI 2 Common Stock, or the other property resulting from any such dividends, splits, or other distributions, as the case may be, which shall have theretofore become payable or deliverable with respect to TCRI 2 Common Stock subsequent to the Effective Time of the Merger. No interest shall be payable with respect to such payment or delivery of any dividends or other distributions upon the surrender of certificates that represented TCRI 1 Common Stock at the Effective Time of the merger.

           (e) All shares of TCRI 2 Common Stock into which shares of the TCRI 1 Common Stock shall have been converted pursuant to this Section 5 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be validly issued, fully paid, and nonassessable.

           (f) The stock transfer books of TCRI 1 pertaining to TCRI 1 Common Stock shall be closed at the Effective Time of the Merger and, thereafter, no transfer of any shares of TCRI 1 Common Stock shall be recorded thereon. In the event a transfer of ownership of shares of TCRI 1 Common Stock is not recorded on the stock transfer books of TCRI 1, a certificate or certificates representing the number of shares of TCRI 2 Common Stock into which such shares of TCRI 1 Common Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of TCRI 1 Common Stock if the certificate or certificates representing such shares of TCRI 1 Common Stock is or are surrendered to the Surviving Corporation accompanied by all documents deemed necessary by the Surviving Corporation to evidence and effect such transfer of ownership of shares of TCRI 1 Common Stock and by any applicable stock transfer tax with respect to such transfer.

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           6. Other Provisions with Respect to the Merger. Certain other provisions of the Merger (in addition to those set forth elsewhere in this Plan and Agreement of Merger) are as follows:

           (a) This Plan and Agreement of Merger shall be submitted to the shareholders of each of the Constituent Corporations in accordance with the provisions Articles 5.03 of the Texas Act. After approval and adoption of this Plan and Agreement of Merger by the shareholders of each of the Constituent Corporations all required documents shall be certified, executed, verified, acknowledged, filed, and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the applicable statutes of the State of Texas.

           (b) If the Merger is consummated, the Surviving Corporation shall bear and pay all costs and expenses incurred by each of the Constituent Corporations. If the Merger is not consummated, all expenses in connection herewith will be paid by the party incurring such expense.

                     (c) At any time prior to the Effective Time of the Merger, whether before or after action thereon by the shareholders of the Constituent Corporations, this Plan and Agreement of Merger may be terminated by mutual consent of the Constituent Corporations, expressed by action of their respective Boards of Directors.

                     (d) The Constituent Corporations, by mutual consent of their respective Boards of Directors, to the extent permitted by law, may amend, modify, supplement, and interpret this Plan and Agreement of Merger in such manner as may be mutually agreed upon by them in writing at any time before or after adoption hereof by their respective shareholders, and, in the case of an interpretation, the actions of such Boards of Directors shall be binding; provided, however, that no amendment, modification, or supplement shall affect the rights of any shareholder of either of the Constituent Corporations in any manner that is materially adverse to such shareholder in the judgment of such respective Boards of Directors.

                     (e) If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of TCRI 1 acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the respective Constituent Corporations immediately prior to the Effective Time of the Merger shall be, and they hereby are, severally and fully authorized to execute and deliver such deeds, assignments, and assurances in law and to take such other actions as may be necessary or proper in the name of TCRI 1 or TCRI 2 to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Plan and Agreement of Merger.

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                     (f) Notwithstanding anything to the contrary contained
           herein, this Plan and Agreement of Merger cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

                     (g) All notices and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, or telegraphed and confirmed, if delivered, mailed or telegraphed to the respective parties hereto at the following addresses:

             If to TCRI 1:                     Texas Commercial Resources, Inc.
                                               7500 San Felipe, Suite 475
                                               Houston, Texas 77063
                                               Attention: H. L. Schulle

             If to TCRI 2 or the
             Surviving Corporation:            Texas Commercial Resources, Inc.
                                               7500 San Felipe, Suite 475
                                               Houston, Texas 77063
                                               Attention: Henry Schulle

           (h) The captions of this Plan and Agreement of Merger are for convenience of reference only and shall not restrict or modify the meaning of any of the terms or provisions hereof.

           (i) Whenever the context of this Plan and Agreement of Merger requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

           7. Approval and Effective Time of the Merger. Except as hereinafter provided, the Merger shall become effective when all of the following actions shall have been taken: (i) this Plan and Agreement of Merger shall be adopted and approved by the respective shareholders of TCRI 1 and TCRI 2 in accordance with the applicable provisions of the Texas Act, (ii) Articles of Merger (with this Plan and Agreement of Merger attached thereto) setting forth the information required by, and executed and verified in accordance with, the Texas Act, shall be filed with, and accepted by, the Secretary of State of the State of Texas. Five o'clock p.m., Houston, Texas time on the date of the last of such filings to occur being herein referred to as the "Effective Time of the merger".

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


           IN WITNESS WHEREOF, each of the Constituent Corporations-and Holding has, pursuant to authority duly given by its Board of Directors, caused this Plan and Agreement of Merger to be executed on its behalf by its officers in multiple original counterparts, each of which shall constitute one and the same instrument, all as of the date first above written.





                                              TEXAS COMMERCIAL RESOURCES, INC.


                                              By     /s/ B. Britt Brooks
                                                 ------------------------------


                                              TEXAS COMMERCIAL RESOURCES, INC.


                                              By   /s/ H.L. Schulle
                                                -------------------------------

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